McGladrey & Pullen, LLP

One Valley Square, Ste. 250

512 Township Line Road

Blue Bell, PA 19422-2700

O 215-641-8600 F 215-641-8680

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Parke Bancorp, Inc. on Form S-3 of our report, dated March 28, 2007, appearing in the Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2006.

/s/ McGladrey & Pullen

Blue Bell, Pennsylvania

September 13, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.